United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 14, 2025

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania	001-38884	25-1440803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Nitterhouse Drive, Chambersburg, PA	17201
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐   Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

As previously disclosed, Timothy G. Henry, President and Chief Executive Officer of Franklin Financial Services Corporation (the “Corporation”) and President and Chief Executive Officer of its wholly-owned subsidiary, Farmers and Merchants Trust Company of Chambersburg (the “Bank”), announced his retirement effective April 29, 2025.

On January 14, 2025, the Corporation announced that Craig W. Best had been selected as the successor to Mr. Henry and that he would be joining the Corporation and the Bank, as President effective January 14, 2025, for the period until Mr. Henry’s retirement. Following Mr. Henry’s retirement, Mr. Best will be appointed as President and Chief Executive Officer of the Corporation and the Bank. In addition, effective January 16, 2025, Mr. Best will be appointed as a member (Class A) of the boards of directors of the Corporation and the Bank.

Mr. Best, age 64, previously served as Chief Executive Officer and director for Peoples Financial Services Corp., Scranton, Pennsylvania and its wholly owned subsidiary, Penn Security Bank and Trust Company, Scranton, Pennsylvania, from May 2020 until December 31, 2024. Prior to that and upon the completion of a merger with Penseco Financial Services Corporation, from November 2013 until May 2020, Mr. Best served as the President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company. From 2006 until November 2013, he served as President and Chief Executive Officer of Penseco Financial Services Corporation and its wholly owned subsidiary, Penn Security Bank and Trust Company. Prior to that, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. Mr. Best does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his hiring, Mr. Best entered into an employment agreement with the Corporation and the Bank (the “Employment Agreement”). The term of the Employment Agreement is three (3) years. Mr. Best will receive an initial annual base salary subject to customary withholdings and taxes of $414,986, and no later than April 30, 2025, Mr. Best’s salary will be increased to $523,198. Mr. Best’s annual base salary may be adjusted from time to time as set forth in the Employment Agreement. Mr. Best is entitled to be considered for bonuses each year, as determined in the Bank’s sole discretion, paid time off, participation in employee benefit plans, and reimbursement of reasonable business expenses. The Corporation shall provide payment of annual dues and monthly business development expenses for Mr. Best relating to a country club or business club and use of a Bank provided automobile and reimbursement of related expenses. In addition, the Corporation shall provide up to $50,000 of relocation expenses. Mr. Best will also receive a restricted stock grant of 1,500 shares of Corporation common stock which will vest six (6) months and a day after January 14, 2025.

The Employment Agreement will automatically terminate (a) for “Cause”, as defined in the Employment Agreement, (b) in the event executive terminates his employment without “Good Reason”, as defined in the Employment Agreement, (c) upon his retirement, or (d) upon his death or disability, and all of executive’s rights under the Employment Agreement shall terminate except for certain rights set forth in the Employment Agreement.

The Employment Agreement will automatically terminate in the event executive voluntarily terminates his employment for “Good Reason” and such termination constitutes a separation of service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or in the event executive is involuntarily terminated without cause, then the Bank shall pay the executive an amount equal to one (1) year of his annual base salary payable in equal monthly installments for one (1) year. In addition, executive will receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits.

If, within 18 months after the effective date of the Employment Agreement, Mr. Best’s employment is involuntarily terminated without “Cause” after a “Change in Control”, as defined in the Employment Agreement, and such termination constitutes a separation of service under the Code, then the Bank shall pay the executive a lump sum amount equal to 1.5 times his annual base salary. If, more than 18 months after the effective date of the Employment Agreement, Mr. Best’s employment is involuntarily terminated without “Cause” after a “Change in Control”, as defined in the Employment Agreement, and such termination constitutes a separation of service under the Code, then the Bank shall pay the executive a lump sum amount equal to 2.99 times his annual base salary. In addition, for up to two (2) years, Mr. Best will receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits.

Both during and upon termination of the Employment Agreement, the executive is subject to certain customary confidentiality and non-competition provisions as delineated in the Employment Agreement.

The description above is only a summary of the material terms of the Employment Agreement and is not intended to be a full description of the Employment Agreement. The Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (c)  Exhibits.     The following exhibits are filed herewith:

Number                              Description

99.1 Employment Agreement by and among Franklin Financial Services Corporation, Farmers and Merchants Trust Company of Chambersburg, and Craig W. Best dated as of January 14, 2025.

104      The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry

Timothy G. Henry

President and Chief Executive Officer

Dated: January 14, 2025